                                                                    Exhibit 10.4
                                                                    ------------


                          AGREEMENT TO ASSIGN PROPERTY
                          ----------------------------
                          AGREEMENTS AND OTHER ASSETS
                          ---------------------------


     This Agreement to Assign Property Agreements and Other Assets (this "Agreement") is entered into as of September __, 1997, by and between Terramics Management Company, a Pennsylvania corporation ("Terramics"), Terramics Property Associates, a Pennsylvania limited partnership ("TPA"), Terramics Property Company, a Pennsylvania corporation ("TPC") and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Prentiss"):

                                   RECITALS:
                                   --------

     A. Terramics is a party to those certain Property Management Agreements and Development Agreements listed or described on Exhibit A attached hereto
                                                  ---------
(collectively, the "Property Agreements"), pursuant to which Terramics was retained by the owners of the real properties described in the Property Agreements (the "Properties") to provide property management services and development services on the terms and conditions set forth therein. Terramics owns the furniture, fixture and equipment described on Exhibit B attached hereto
                                                       ---------
(the "FF&E").

     B. Pursuant to the terms of those certain Contribution Agreements dated as of even date herewith (the "Contribution Agreements") by and between each of the limited partnerships described on Exhibit C hereto (the "Partnerships"), certain
                                  ---------
partners thereof and Prentiss Properties Acquisition Partners, L.P. ("PPAP"), PPAP has agreed to acquire effective as of the closing date of the Contribution Agreements (the "Closing Date") (i) all of the partnership interests in the Partnerships owning real property in the State of New Jersey other than the limited partnership interests owned in the Partnerships by OTR, an Ohio general partnership acting on behalf of The State Teachers Retirement System of Ohio ("OTR"), and (ii) the leasehold estates owned by the Partnerships which lease real property in the Commonwealth of Pennsylvania. On the Closing Date and immediately prior to the consummation of the transactions described in the Contribution Agreements, PPAP will acquire the 89.999% limited partnership interests owned by OTR in the Partnerships pursuant to an Agreement to Acquire Limited Partnership Interests dated September __, 1997 (the "OTR Agreement") between OTR and PPAP.

     C. Simultaneously with the consummation of the transactions described in the Contribution Agreements, for the consideration described below, Prentiss desires to acquire, and Terramics desires to contribute to Prentiss, the Property Agreements and FF&E, and Terramics, TPA and TPC desire to contribute to Prentiss the name "Terramics" and variations thereof (with the understanding, however, that (i) affiliates of the Partnership and/or the partners thereof will have the continuing right to use such tradename solely in connection with the current name of the entity or entities owning any of the Excluded Assets (as defined in the Contribution Agreements) or the Non-Included Assets (as defined in the Contribution Agreements) and for regulatory or statutory compliance with respect to any of such assets or entities owning such assets and (ii) Partnerships and/or the partners thereof shall have the continuing right to use such trade name solely in connection with the collection of accounts receivable [provided, from and after the Closing Date, no such party may pursue existing tenants of the Properties for delinquent rents without Prentiss' prior written consent], the prosecution of the claims and the maintenance of any defense which are related to the Excluded Partnership Property and Liabilities [as defined in the Contribution Agreement executed in connection with the New Jersey Properties] and for regulatory or statutory compliance with respect to any previously owned assets) and goodwill owned by Terramics, TPA desires to contribute to Prentiss all of TPA's goodwill and franchise value (the "TPA Assets") and TPC desires to contribute to Prentiss the personal property described on Exhibit D attached hereto (the "TPC Assets") (the
                               ---------
Property Agreements, FF&E, the rights of Terramics, TPA and TPC to the use of the name "Terramics" [subject to the exclusions described above], the TPA Assets and the TPC Assets are herein collectively called the "Terramics Assets").

                                  AGREEMENTS:
                                  ----------

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Terramics, TPA and TPC the parties agree as follows:

     1.  Closing Date/Purchase Price.  On the Closing Date, Prentiss shall
         ---------------------------
acquire, and Terramics, TPA and TPC shall contribute, the Terramics Assets for a contribution value ("Contribution Value") of $5,004,400.00, which shall be allocated among the Property Agreements identified on Exhibit A as Third Party
                                                      ---------
Property Agreements, FF&E, the TPA Assets and the remainder of Terramics Assets prior to the Closing Date in a manner reasonably acceptable to the parties hereto. When all of the conditions set forth herein have been satisfied to the consummation of the transactions described herein, the following shall occur and the transactions contemplated hereby will be treated as a contribution of the Terramics Assets by Terramics, TPA and TPC to Prentiss for federal income tax purposes:

           (i) $4,834,341.00 of the Contribution Value shall be paid by issuing to Terramics or any Unit Recipient (as hereinafter defined) the number of Units (as hereinafter defined) calculated by dividing $4,834,341.00 by $25.50 and rounding the resulting number of Units to the nearest integer (.50 rounded down). Prentiss shall be entitled to a credit against the Contribution Value for unearned distributions on Units for the period from the last distribution date through the Closing Date.

           (ii) Prentiss shall pay the balance of the Contribution Value, as adjusted in the manner specified in Paragraph 16 below, to Terramics on the
                                    ------------
Closing Date by making a wire transfer of immediately available federal funds to the account of Terramics or other applicable party as specified in writing by Terramics.

The term "Units", as used herein, shall mean "Partnership Units" in PPAP, as defined and described in the Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P., as amended (the "Partnership Agreement").

     2.  Assignment.  On the Closing Date, Terramics shall assign, transfer and
         ----------
deliver to Prentiss all of Terramics' right, title and interest in, under and to the Property Agreements attributable to the period from and after the Closing Date pursuant to an Assignment and Assumption Agreement (the "Assignment"). Without limiting the generality of the foregoing, the Assignment shall include:

         (a) The right to collect, receive and retain all sums which may become due or which Terramics may now or hereafter be entitled to demand or claim arising or issuing from or out of the Property Agreements including all fees and payments due or to become due, which are earned and payable for the period from and after the Closing Date;

         (b) All claims, powers, privileges and remedies of Terramics under the Property Agreements which are attributable for the period from and after the Closing Date;

         (c) All rights of Terramics under the Property Agreements which are attributable for the period from and after the Closing Date to:

               (i) exercise any remedies, powers, actions and elections (including without limitation any election of remedies);

               (ii) give or receive any notices, consents, waivers and approvals;

               (iii) accept any payments or prepayments from a third party;

               (iv) exercise any right of termination of any of the Property Agreements; and

               (v) exercise the full power and authority to file and prosecute any claims and to take any action which Prentiss may deem necessary or advisable in connection with or under any Property Agreements, including without limitation claims for damages arising out of or for breach of or default under any Property Agreements and all rights of Terramics to receive the proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Property Agreements; and

         (d) Pursuant to the Assignment, Terramics shall indemnify, defend and hold Prentiss and its officers, directors, employees, agents, successors, assigns and affiliates harmless from and against any and all claims, liabilities, losses, damages, costs, settlements, awards and expenses (including without limitation, reasonable attorneys' fees and costs, court costs and expert witness fees) that Prentiss or any of such persons may incur by reason of or in connection with or arising out of any claims or demands whatsoever that may be asserted against Prentiss or any of such persons by any owner of any of the Properties (individually, an "Owner" and collectively, the "Owners") or by any third party based on: (i) any obligations to be performed or discharged by Terramics under any of the Property Agreements prior to the Closing Date or relating to acts or omissions of Terramics, its agents or employees which occur, accrue or arise under the Property Agreements before the Closing Date, or (ii) any breach by Terramics, TPA or TPC of any of the representations, warranties and covenants of Terramics, TPA or TPC contained in this Agreement. Pursuant to the Assignment, Prentiss shall indemnify, defend and hold Terramics and its officers, directors, employees, agents, successors, assigns and affiliates harmless from and against any and all claims, liabilities, losses, damages, costs, settlements, awards and expenses (including without limitation, reasonable attorneys' fees and costs, court costs and expert witness fees) that Terramics or any of such persons may incur by reason of or in connection with or arising out of any claims or demands whatsoever that may be asserted against Terramics or any of such persons by any Owner or by any third party based on any obligations to be performed or discharged by Prentiss under any of the Property Agreements from and after the Closing Date or relating to acts or omissions arising and accruing under the Property Agreements from and after the Closing Date.

         (e) Notwithstanding anything in this Agreement to the contrary, Terramics is not assigning to Prentiss any profits payable to the owners of the Excluded Assets or the Non-Included Assets or ownership interests in the Excluded Assets or the Non-Included Assets. Prentiss will be entering into Rights of First Opportunities Agreements with the owners of the Excluded Assets on the Closing Date (the "Rights of First Opportunities Agreements").

     3.  Additional Documents.  Terramics agrees to execute and deliver on the
         --------------------
Closing Date, at its cost, upon request by Prentiss, any documents necessary to cause the specific assignment of any particular Property Agreement, a special warranty bill of sale conveying to Prentiss the FF&E and remaining Terramics Assets and any other documents whatsoever, the execution of which are necessary or desirable in the reasonable judgment of Prentiss to carry out the purposes of this Agreement. In addition, TPA and TPC agree to execute and deliver on the Closing Date, at their cost, a special warranty bill of sale conveying to Prentiss the TPA Assets and the TPC Assets.

     4.  Consent of Owners.  Terramics agrees to obtain on or before the Closing
         -----------------
Date the written consent of each Owner to the Assignment of the Property Agreements by obtaining a written Consent to Assignment in substantially the form of Exhibit E attached hereto.
        ---------

     5.  Future Payments.  Terramics agrees to notify all of the Owners that all
         ---------------
payments to be made under the Property Agreements from and after the Closing Date shall be made directly to Prentiss. In the event and to the extent that Terramics receives any payments from any of the Owners after the Closing Date which are attributable to the period commencing on the Closing Date, Terramics agrees to hold such proceeds in trust for Prentiss and to forward to Prentiss promptly the full amount of any such payments received by Terramics without any offset, holdback or other reduction. In addition, if Terramics shall at any time become aware of any default or breach by any Owner under any of the Property Agreements, Terramics shall advise Prentiss promptly thereof.

     6.  Representations and Warranties.
         ------------------------------

         (a)   Terramics represents and warrants to Prentiss that:

               (i) The copies of the Property Agreements delivered to Prentiss are true, correct and complete. Terramics has good title to its interest in each of the Property Agreements, the FF&E and the remaining Terramics Assets, free and clear of all liens and security interests and has full right, power and authority to assign and transfer the same, subject to any required consent of an Owner or PQ Corporation in the case of the Property Agreements;

               (ii) No other person or entity has any right, title, interest or option or claim in or to any of the Property Agreements (other than the rights of the Owners), the FF&E or the remaining Terramics Assets, and Terramics has not previously sold, assigned, mortgaged, pledged or otherwise transferred or encumbered any of its right, title or interest therein;

               (iii) The Property Agreements are in full force and effect, and have not been cancelled or terminated by either Terramics or the applicable Owner;

               (iv) No default on the part of Terramics exists under any Property Agreement and no event has occurred and is continuing and no condition exists that constitutes or would constitute a default under any obligation of Terramics under any Property Agreement either with or without notice or lapse of time or both. To the best knowledge of Terramics, no material default on the part of any Owner or any other party to any Property Agreement exists under any Property Agreement, and no condition exists that constitutes or would constitute a default by any Owner or any other party under any Property Agreement either with or without notice or lapse of time or both.

               (v) All fees payable to Terramics and all other sums due to Terramics under the Property Agreements through the last day of the calendar month which has most recently ended have been collected in full, except as disclosed on Exhibit F hereto, and no demand for any refund or reimbursement of
             ---------
any such payment or any payment previously received by Terramics has been delivered or threatened by any Owner or successor thereto; provided, Terramics is reserving the right to compensation and/or any preferential distributions for the period prior to the Closing Date attributable to Okehocking Associates.

               (vi) To the knowledge of Terramics, none of the Owners has any offset, deduction, counterclaim or other basis for decreasing or failing to pay any fee or other payment required to be made under the Property Agreements.

               (vii) No fees or other amounts payable to Terramics under the Property Agreements have been paid more than thirty (30) days in advance.

               (viii) In the event all or a portion of the Contribution Value is to be paid by issuing Units, Terramics represents, warrants and covenants as follows:

                      (1) Terramics and any direct or indirect owner of Terramics which will receive Units (a "Unit Recipient") is an "accredited
                                       --------------
investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Terramics and each Unit Recipient
                          --------------
understands the risks of, and other considerations relating to, the purchase of the Units. Terramics and each Unit Recipient, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, that it (1) is capable of evaluating the merits and risks of an investment in PPAP and of making an informed investment decision, (2) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and (3) is capable of bearing the economic risk of such investment.

                      (2) The Units to be issued to Terramics and each Unit Recipient will be acquired by Terramics and each Unit Recipient for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein until the Units are redeemed for Common Stock of Prentiss Properties Trust (the "Company") following the lock-up period specified in the Registration Rights Agreement (as hereinafter defined) and this Agreement in accordance with the Partnership Agreement and the Registration Rights Agreement. Terramics confirms that all documents, records, and books pertaining to investment in PPAP and requested by Terramics or any Unit Recipient have been made available or delivered to Terramics and such Unit Recipient. Terramics and each Unit Recipient has had an opportunity to ask questions of and receive answers from PPAP, or from a person or persons acting on PPAP's behalf, concerning the terms and conditions of the transaction contemplated by this Agreement and its acquisition of Units. Terramics and each Unit Recipient has relied upon, and is making its investment decisions, solely upon such information as has been provided to Terramics and such Unit Recipient by PPAP. Neither Terramics nor any Unit Recipient was formed for the specific purpose of acquiring an interest in PPAP.

                      (3)  Terramics and each Unit Recipient acknowledges that
(1) the Units to be issued to Terramics and each Unit Recipient have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (2) PPAP's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Terramics and each Unit Recipient contained herein, and in the Prospective Subscriber Questionnaires delivered to PPAP pursuant to Paragraph
                                                                    ---------
13(e) hereof, (3) such Units, therefore, cannot be resold unless registered
-----
under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (4) there is no public market for such Units, and (5) PPAP has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Terramics and each Unit Recipient hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder which are set forth in this Agreement and in the Partnership Agreement, Terramics and such Unit Recipient may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units purchased hereby for an indefinite period of time, and that, under the terms of the Partnership Agreement of PPAP, as it will be in effect on the Closing Date, Units will not be redeemable at the request of the holder thereof for Common Stock of the Company prior to the first (1st) anniversary of their issuance.

                      (4) The address set forth for Terramics below is the address of the Terramics' principal place of business or residence, as applicable, and Terramics has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which principal place of business or residence, as applicable, is sited.

         (b) TPA represents and warrants as to the TPA Assets, and TPC represents and warrants as to the TPC Assets, that each has good title thereto, that no other person or entity has any right, title, interest, option or claim therein, and that neither has sold, assigned, mortgaged, pledged, encumbered or otherwise transferred such assets.

The representations and warranties set forth hereinabove shall survive the closing of the transactions described in this Agreement (the "Closing") for a period of one (1) year following the Closing Date.

     7.  Acceptance of Assignment.  Prentiss hereby agrees to accept the
         ------------------------
Assignment of the Property Agreements on the Closing Date, and agrees to perform and fulfill all the terms and conditions required to be performed by Terramics thereunder from and after the Closing Date.

     8.  Attorneys' Fees.  If any controversy, claim or dispute between
         ---------------
the parties hereto arising out of or relating to this Assignment, or the breach or enforcement thereof, results in any litigation, arbitration or any other administrative or adversarial proceeding, the prevailing party shall be entitled to recover from the non-prevailing party its expenses, including reasonable attorneys' fees and costs, court costs and witness fees incurred in connection with any related investigation.

     9.  Successors and Assigns.  This Agreement shall bind and inure to
         ----------------------
the benefit of the parties and their respective successors and assigns.

     10. Governing Law. This Assignment shall be governed by and construed and
         -------------
interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     11. Entire Agreement. This Assignment and the exhibits hereto contain the
         ----------------
entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings, letters of intent and agreements whether written or oral, between or among the parties.

     12. Subsequent Communications.  Terramics shall deliver to Prentiss
         -------------------------
promptly all notices, reports, certificates and other communications received by Terramics after the Closing Date relating to the Property Agreements or with respect to the Properties that are subject to the Property Agreements. This Paragraph shall survive the Closing Date.

     13. Covenants of Terramics.  Terramics covenants with Prentiss as
         ----------------------
follows:

         (a) From and after the date hereof through the Closing Date, Terramics shall not modify, amend or terminate any of the Property Agreements or convey any interest of Terramics in the FF&E or any of the remaining Terramics Assets.

         (b) Terramics shall perform all obligations to be performed by Terramics under the Property Agreements from the date hereof to the Closing Date.

         (c) Terramics shall not accept any fee or other amount payable to Terramics under the Property Agreements more than thirty (30) days in advance.

         (d) Terramics shall diligently conduct its business and operations with respect to the Terramics Assets owned by Terramics as presently conducted and only in the ordinary course, as consistent with past practices.

         (e) Within ten (10) days following the date hereof, Terramics shall deliver to PPAP a definitive list of all Unit Recipients to receive Units at the Closing. Terramics and each other Unit Recipient shall deliver to PPAP within ten (10) days following the date hereof a completed and duly executed Prospective Subscriber Questionnaire in substantially the form attached hereto as Exhibit H, which Questionnaires shall confirm to the satisfaction of PPAP
   ---------
that each Unit Recipient is an "accredited" investor within the meaning of Rule 501(a) promulgated under the Securities Act. Within ten (10) days following the date hereof, Terramics shall deliver to PPAP definitive instructions regarding issuance of Units to Terramics and the Unit Recipients. Terramics and each Unit Recipient shall also deliver to PPAP, upon PPAP's reasonable request, such other information, certificates and materials as PPAP may reasonably request in connection with offering the Units without registration under the Securities Act and the securities laws of applicable states and other jurisdictions.

         (f) In connection with the issuance of Units to Terramics and any Unit Recipient, Terramics shall deliver to PPAP within ten (10) days following the date hereof, at Terramics' sole cost and expense, prepared as of the date of this Agreement, depreciation and amortization schedules for the assets constituting the Terramics Assets, as kept for tax purposes, showing original basis, accumulated depreciation or amortization, original useful life of such assets, remaining useful life of such assets and the date(s) when such assets were placed in service.

         (g) From the date of this Agreement until the Closing, and then so long as Terramics or any Unit Recipient holds any Units, Terramics and each such Unit Recipient shall notify PPAP in writing promptly upon any change in the identity or number of its partners or of its indirect partners as identified pursuant to this Agreement, and shall provide the information called for in subparagraph (f) above with respect to any such change. In addition, so long as Terramics or any Unit Recipient holds any Units, without the prior written consent of PPAP, Terramics and each Unit Recipient shall not (i) admit additional partners, (ii) permit the transfer of interests in Terramics and/or each Unit Recipient to a look-through entity (as defined herein) or (iii) permit any transfer of interests in Terramics and/or such Unit Recipients if, as a result of the admissions or transfers described in (i) through (iii) the number of direct or indirect beneficial owners in Terramics and such Unit Recipients would increase. Terramics and each Unit Recipient shall use their best efforts to secure the compliance of any look-through entities that hold direct or indirect interests of Terramics and such Unit Recipients with the requirements of this subparagraph as if such requirements applied directly to such entities. Terramics and each Unit Recipient acknowledge that the provisions of this subparagraph are imposed to aid PPAP in avoiding taxation as a corporation for federal income tax purposes, agrees that monetary damages may be insufficient to remedy the potential harm caused by any breach of the provisions of this subparagraph, and agree that injunctive relief, including specific performance or another equitable remedy would be an appropriate remedy. The provisions of this subparagraph shall survive the Closing.

         (h) Terramics acknowledges that each Unit Recipient shall be bound by and subject to all terms of the Partnership Agreement. At or prior to the Closing, Terramics shall deliver to PPAP a Limited Partner Signature Page in substantially the form attached hereto as Exhibit I executed by each Unit
                                          ---------
Recipient.

TPC and TPA covenant that, from and after the date hereof through the Closing Date, neither will convey any interest in the TPA Assets or TPC Assets nor grant any lien or security interest thereon.

     14. Conditions to Closing of Prentiss.  The obligations of Prentiss
         ---------------------------------
under this Agreement are, at the option of Prentiss, subject to satisfaction, at or prior to the Closing, of the following conditions ("Prentiss' Conditions Precedent") (any one or more which may be waived, but only by an instrument in writing signed by Prentiss):

         (a) The representations and warranties of Terramics, TPA and TPC shall be true and correct in all material respects on and as of the Closing Date.

         (b) Terramics shall have fully performed and complied in all material respects with all obligations to be performed and complied with by Terramics on or before the Closing under the Property Agreements.

         (c) Terramics, TPA and TPC shall deliver to Prentiss certificates dated as of the Closing Date and executed by Terramics, TPA and TPC stating that the representations and warranties made in this Agreement are accurate in all material respects as of the Closing Date and that all covenants, agreements and conditions required by this Agreement to be performed by Terramics, TPA and TPC have been performed on or prior to the Closing Date.

         (d) The closing of the transactions contemplated by the Contribution Agreements and the OTR Agreement shall have occurred prior to or simultaneously with the Closing.

         (e) Terramics, TPA and TPC shall deliver to Prentiss any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement.

     15. Conditions to Closing of Terramics. The obligations of Terramics, TPA
         ----------------------------------
and TPC under this Agreement are, at the option of Terramics, TPA and TPC, subject to the satisfaction, at or prior to the Closing, of the following conditions (the "Terramics' Conditions Precedent") (any one or more of which may be waived, but only by an instrument in writing signed by Terramics):

         (a) Prentiss shall fully perform and comply with all covenants, terms and agreements to be performed or complied with by it on or before the Closing under this Agreement.

         (b) Prentiss shall deliver to Terramics a certificate dated as of the Closing Date and executed by Prentiss stating that all covenants, agreements and conditions required by this Agreement to be performed by Prentiss have been performed on or prior to the Closing Date.

         (c)   Prentiss shall deliver to Terramics the following:

               (i) An amendment to the Partnership Agreement to be executed by Terramics or the Unit Recipients specifying the number of Units to be issued to Terramics or such Unit Recipients in partial payment of the Contribution Value;

               (ii)   A Registration Rights Agreement in the form of Exhibit G
                                                                     ---------
executed by the Terramics with respect to the Units to be issued to Terramics or the Unit Recipients on the Closing Date; and

               (iii) Any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement.

     16. Closing and Prorations. The Closing contemplated herein shall close on
         ----------------------
the same date as the closing of the transactions contemplated in the Contribution Agreements. At the Closing, all revenues and expenses with respect to the Property Agreements and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Terramics and Prentiss as provided herein. Terramics shall be entitled to all revenue and shall be responsible for all expenses payable under the Property Agreements for the period of time up to but not including the Closing Date, and Prentiss shall be entitled to all revenue payable under the Property Agreements and shall be responsible for all expenses for the period of time from, after and including the Closing Date. If accurate allocations cannot be made at Closing because current bills are not obtainable, the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the Closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Terramics or Prentiss with respect to the Property Agreements after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The proration provisions of this Agreement shall survive the closing of the transaction contemplated hereby for a period of six
(6) months.

     IN WITNESS WHEREOF, this Assignment has been duly executed by the parties hereto as of the date and year first above written.

                              TERRAMICS MANAGEMENT COMPANY, a
                              Pennsylvania corporation


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              TERRAMICS PROPERTY ASSOCIATES, a
                              Pennsylvania limited partnership


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:  General Partner

                              TERRAMICS PROPERTY COMPANY, a
                              Pennsylvania corporation


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              Address:
                              c/o Terramics Property Company
                              1180 West Swedesford Road, Suite 140
                              Berwyn, Pennsylvania  19312

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

                              PRENTISS PROPERTIES ACQUISITION
                              PARTNERS, L.P., a Delaware limited partnership

                              By:  Prentiss Properties I, Inc.


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

                              Address:
                              3890 W. Northwest Highway, Suite 400
                              Dallas, Texas  75220


Document #53244 v.3
013072-0056

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